Exhibit 10.1
EXECUTION COPY
AGREEMENT
     THIS AGREEMENT dated as of March 2, 2010 (the “Effective Date”) is by and among MakeMusic, Inc., a Minnesota corporation (the “Company”), LaunchEquity Partners, LLC, an Arizona limited liability company (“LEP”), and LaunchEquity Acquisition Partners, LLC Designated Series Education Partners, a designated series of a Delaware series limited liability company (“LEAP”) (LEP and LEAP are herein referred to collectively as “LaunchEquity”).
     WHEREAS, LEP is the sole manager of LEAP, the Company’s largest shareholder;
     WHEREAS, LEP filed a Schedule 13D dated March 6, 2006 with regard to securities of the Company as subsequently amended on December 13, 2006, January 30, 2007, November 7, 2007, November 17, 2008 and December 15, 2008, and as may be amended hereafter (as amended, the “LEP Schedule 13D”), in which it indicated it may engage in certain transactions with the purpose or effect of acquiring or influencing control of the Company; and
     WHEREAS, in view of the LEP Schedule 13D, recent communications between LaunchEquity and the Company regarding LaunchEquity’s representation on the Company’s Board of Directors (the “Board”), and the Board’s determination that it is in the Company’s interests to involve its largest shareholder in decisions regarding the strategic direction of the Company, the Board believes it is in the best interests of the shareholders of the Company to enter into the following agreement with LaunchEquity.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Size of Board of Directors. To the extent it has not taken such action prior to the execution of this Agreement, the Company shall, promptly following the execution of this Agreement, cause the Board to take all action as is required under applicable state law and the Company’s articles of incorporation and bylaws to increase the size of the Board to nine (9) members.
     2. Vacancies. As promptly as reasonably practicable following execution of this Agreement, Andrew C. Stephens (“Mr. Stephens”) and Trevor D’Souza (“Mr. D’Souza”) shall be appointed by the Board to fill the vacancies on the Board created by the increase in the number of directors, with terms expiring at the Company’s 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”) or at such time as their successors shall have been duly elected and qualified.
     3. Nominations for Board of Directors.
          (a) Subject to the Company’s existing policies and the directors’ fiduciary duties, the Company shall cause the Board to nominate for election to the Board by the shareholders at the 2010 Annual Meeting, publicly recommend that the Company’s shareholders elect and solicit proxies for the election of, Jeff A. Koch (“Mr. Koch”), Mr. Stephens and Mr. D’Souza (the “LaunchEquity Nominees”).
          (b) The Company agrees that, from the Effective Date until immediately prior to the Company’s 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”), it shall not, (i) increase the size of the Board to more than nine (9) directors, (ii) call any special meetings of shareholders for the purpose of removing any of the LaunchEquity Nominees, or taking any action which would have the effect of disqualifying or curtailing the term of any of the LaunchEquity Nominees, or (iii) recommend in favor of or implement any proposal, consent or any other action seeking the removal of any LaunchEquity Nominee then serving as a director, or which would have the effect of disqualifying or curtailing the term of any of the LaunchEquity Nominees.
          (c) LaunchEquity agrees that, from the Effective Date until immediately after the conclusion of the 2011 Annual Meeting, it shall not, and shall cause the LaunchEquity Nominees not to, call any special meetings of the Company’s shareholders for the purpose of removing any incumbent member of the Board or take any action which would have the effect of disqualifying or curtailing the term of any incumbent member of the Board.
     4. Successor Designees. At any time prior to the 2011 Annual Meeting, if any of the LaunchEquity Nominees (or any successor designee appointed pursuant to this Section 4) ceases for any reason to serve as a director of the Company, LaunchEquity shall be entitled to designate a replacement for such LaunchEquity Nominee, who is reasonably deemed qualified by the Company’s Board and Governance Committee in accordance with the Company’s policies and the directors’ fiduciary duties, to hold office for the remaining unexpired term of such LaunchEquity Nominee (or any successor designee appointed pursuant to this Section 4). The Company shall take all necessary action to cause the Board to appoint such successor designee to the Board as promptly as practicable. Any such successor designee who becomes a Board member pursuant to this Section 4 shall be deemed to be a “LaunchEquity Nominee” for all purposes under this Agreement.
     5. Shareholder Meeting. The Company agrees to hold the 2010 Annual Meeting on or about August 25, 2010.
     6. Committee Representation. For so long as LaunchEquity continues to be the beneficial owner of more than 20% of the outstanding shares of the Company’s common stock (the “Common Stock”) (which such percentage ownership shall be calculated based on the number of shares of Common Stock outstanding as of the Effective Date), LaunchEquity shall be entitled to proportionate representation by LaunchEquity Nominees on all standing and special committees of the Board except where such representation would violate applicable director independence or other rules or regulations of the Securities Exchange Commission or Nasdaq Stock Market. For purposes of clarification, proportionate representation shall mean one (1) LaunchEquity Nominee on a three (3)-member committee, or as close to such ratio as possible on committees with fewer or more members, but in any event at least one (1) LaunchEquity Nominee shall serve on any given committee. For purposes of this Agreement, the term “beneficial owner” shall have the same meaning as set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to the provisions of this Section 6, Launch Equity shall select the Launch Equity Nominee(s) that will serve on any given committee.
     7. Standstill Agreement. From the Effective Date until immediately prior to the 2011 Annual Meeting, neither LaunchEquity, Mr. Koch, Mr. Stephens nor Mr. D’Souza, nor any of their affiliates or associates (as those terms are defined in Rule 12b-2 under the Exchange Act) (collectively, the “Interested Parties”), will, and they will not assist or encourage others (including by providing financing) to, directly or indirectly, (a) nominate a competing slate of directors at any meeting of the

Company’s shareholders, (b) solicit votes of the shareholders of the Company in opposition to the slate of directors nominated by the Company or any other item of business recommended by the Board to be voted on at any meeting of the Company’s shareholders or (c) engage in, or participate in any way in, any transaction regarding control of the Company that has not been approved by the Board. Notwithstanding anything to the contrary contained in this Section 7, the Interested Parties shall be permitted to nominate a competing slate of directors at the 2011 Annual Meeting and solicit votes of the shareholders of the Company in opposition to the slate of directors nominated by the Company or any other item of business recommended by the Board to be voted on at the 2011 Annual Meeting, provided, however, that in the event any Interested Party nominates a competing slate of directors at the 2011 Annual Meeting, the Board’s nomination and recommendation of, and solicitation of votes for, the Board’s slate of directors shall not be deemed a violation of any of the Company’s obligations in this Agreement.
     8. Representations and Warranties.
          (a) Each of the Company and LaunchEquity makes the following representations and warranties to the other party:
               (i) Authority. It has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by it and this Agreement constitutes the valid and binding obligation of it enforceable against it in accordance with the terms hereof.
               (ii) Absence of Conflicts. Its execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and its performance hereunder in accordance with the terms and conditions hereof do not and will not: (i) require the approval of any third party, including its shareholders or investors, (ii) violate, conflict with or result in a breach of any provision of its articles of incorporation, by-laws or comparable governing documents, or (iii) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority that is applicable to it.
          (b) LaunchEquity represents and warrants to the Company that LaunchEquity and each of the LaunchEquity Nominees are acting independently of any third party, and not pursuant to an agreement, arrangement, relationship, understanding or otherwise for the purpose of acquiring, owning, holding, voting or disposing of any shares of the Company, and the LaunchEquity parties, including the LaunchEquity Nominees do not constitute a single person with any third party for purposes of the definition of an “Acquiring Person” in Section 302A.011 Subd. 37 of the Minnesota Business Corporation Act or “Beneficial Ownership” in Section 302A.011 Subd. 41(c) of the Minnesota Business Corporation Act and do not constitute a “group” with any third party within the meaning of Rule 13d-5 under the Exchange Act.
     9. LaunchEquity Expenses. The Company shall promptly reimburse LaunchEquity for its reasonable out-of-pocket fees and expenses, including attorneys’ fees, incurred through the date of the execution and performance of this Agreement in connection with its discussions and negotiations with the Company with respect to its evaluation of Board representation, its investment in the Company and the negotiation and execution of this Agreement, provided such reimbursement shall not exceed $30,000 in the aggregate.
     10. Further Assurances. Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate fully the purposes, terms and conditions of this Agreement.
     11. Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by all of the parties hereto.
     12. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party.
     14. Notice. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, three (3) business days’ after deposit in the mail, postage prepaid, one (1) business day after deposit with an overnight courier or, in the case of facsimile notice, when sent with respect to machine confirmed, addressed as follows:

If to Company:	MakeMusic, Inc.
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
Attention: Ron Raup
Fax: (952) 906-3617
Email: rraup@makemusic.com

With a copy to:	Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402-1425
Attention: Melodie R. Rose
Fax.: (612) 492-7077
Email: mrose@fredlaw.com

If to LaunchEquity:	LaunchEquity Partners, LLC
4230 N. Oakland Avenue #317
Shorewood, WI 53211-2042

Attention: Andrew C. Stephens
Fax: (414) 390-6127
E-mail: andy.stephens@artisanpartners.com

With a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Steve Wolosky
Phone: (212) 451-2333
Fax: (212) 451-2222
E-mail: swolosky@olshanlaw.com
     or to such other address as each party may designate for itself by notice given in accordance with this Section 14.
     15. Third Party Beneficiaries. Except for the provisions of Sections 2 and 3, which are intended in part for the benefit of, and shall be enforceable by, the LaunchEquity Nominees described therein, nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.
     16. Publicity; Public Announcements. Any public announcement or similar publicity regarding the subject matter of this Agreement by LaunchEquity or the Company, including by either party’s affiliates, associates or advisors, shall be made only at such time and in such manner as the parties shall agree in advance; provided, however, that LaunchEquity shall be permitted to amend the LEP Schedule 13D to disclose this Agreement or otherwise, and to make any other disclosure required by applicable law and the Company shall be permitted to disclose this Agreement on a Current Report on Form 8-K, and to make any other disclosure required by applicable law.
     17. Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.
     18. Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.
     19. Governing Law; Consent to Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE). EACH PARTY HEREBY CONSENTS AND AGREES THAT ANY FEDERAL OR STATE COURT LOCATED IN MINNEAPOLIS, MINNESOTA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY ON THE ONE HAND AND LAUNCHEQUITY ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS

AGREEMENT. LAUNCHEQUITY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND LAUNCHEQUITY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.
     20. Injunctive Relief. Each of the parties acknowledges that the other party will suffer irreparable harm if the first party breaches this Agreement. Accordingly, each party shall be entitled, in addition to any other rights and remedies that it may have, at law or at equity, to an injunction, without the posting of a bond or other security, enjoining or restraining the other party from any violation of this Agreement. Each party hereby consents to the other party’s right to the issuance of such injunction.
     21. Waiver of Jury Trial. Each party hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or any of the actions contemplated hereby.
     22. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this AGREEMENT to be duly executed and delivered as of the date first above written.

MAKEMUSIC, INC.
By:	/s/ Karen L. VanDerBosch
	Name:	Karen L. VanDerBosch
	Title:	Chief Financial Officer

LAUNCHEQUITY PARTNERS, LLC
By:	/s/ Andrew C. Stephens
	Name:	Andrew C. Stephens
	Title:	Managing Member

LAUNCHEQUITY ACQUISITION PARTNERS, LLC DESIGNATED SERIES EDUCATION PARTNERS

By:	LaunchEquity Partners, LLC
its Manager

By:	/s/ Andrew C. Stephens
	Name:	Andrew C. Stephens
	Title:	Managing Member

Signature page to Agreement

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